PTC Announces Q2 Results

Issues Q3 Guidance and Updated Full Fiscal Year 2009 Targets

NEEDHAM, Mass.— April 28, 2009 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its second fiscal quarter ended April 4, 2009.

Highlights

•	Q2 Results: Revenue of $225.3 million and non-GAAP EPS of $0.15
o	Currency was a $3 million headwind relative to Q2 revenue guidance
o	Non-GAAP operating margin of 10.5%; GAAP operating margin of (0.6%)
o	GAAP EPS of $0.06, including $10 million restructuring charge to reduce operating expenses

•	Q3 Guidance: Revenue of $220 to $230 million and non-GAAP EPS of $0.12 to $0.18
o	GAAP loss per share of $0.03 to EPS of $0.03

•	FY 2009 Targets: Revenue of $940 million and non-GAAP EPS of approximately $0.80
o	Non-GAAP operating margin of 13% to 14%; GAAP operating margin of 3% to 4%
o	GAAP EPS of approximately $0.34
o	Assumes $1.30 EURO / USD, down from $1.35 EURO / USD in prior guidance
o	Approximately 17% non-GAAP and 8% GAAP operating margin for H2’09

The Q2 non-GAAP results exclude a $10 million restructuring charge, $7 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expenses and $15 million of income tax adjustments. The Q2 results include a non-GAAP tax rate of 25% and a GAAP tax benefit rate of 529%.

Q2 Results Commentary & Outlook

C. Richard Harrison, chairman and chief executive officer, commented, “On a constant currency and non-GAAP basis, our total Q2 revenue was down 10%, or approximately $25 million, compared to last year. While constant currency license revenue was down 44% in Q2, as expected, our results highlight our maintenance and services businesses, which both grew on a constant currency basis in Q2 and currently represent approximately 80% of our revenue base.”

“Not surprisingly, we are continuing to experience longer lead times and reduced spending on large deals and our reseller channel continues to be impacted by soft end-market demand,” continued Harrison. “On the positive side, our pipeline for new business opportunities remains strong and our products continue to perform well in competitive benchmarks for strategically significant PLM programs. For example, we won an important benchmark with Nokia during the quarter and received major orders from other leading organizations such as AGCO, BAE Systems, EADS, Force Protection, Lockheed Martin, ITT Corporation, Toyota Motor Corporation and the US Navy.”

James Heppelmann, president and chief operating officer added, “We remain very optimistic about the long-term opportunity for PTC. We intend to continue to make strategic investments that we believe are critical to gaining market share and improving operating profitability over the longer-term, including investing in the breadth and competitiveness of our product portfolio, expanding our reseller channel and developing an ecosystem of enterprise reseller partners and strategic services partners.”

Neil Moses, chief financial officer, commented, “Our Q2 operating margins and EPS were stronger than expected primarily due to revised bonus plans, earlier than anticipated execution on the restructuring activities we acted on during the quarter, as well as some favorable impact from currency movements.”

“Looking forward, we are adjusting our FY’09 revenue target to $940 million as currency and macroeconomic factors continue to move against us,” Moses continued. “Consequently, we are now expecting FY’09 non-GAAP operating margins of 13% to 14% and non-GAAP EPS of approximately $0.80. For Q3, we are initiating guidance of $220 to $230 million in revenue with non-GAAP EPS of $0.12 to $0.18.”

Moses concluded, “We continue to generate significant cash flow from operations which we can use to pay down our outstanding debt of $53 million, fund acquisitions and to buy back our stock. Our balance sheet remains strong with $268 million of cash and an additional $177 million available on our revolving credit facility.

We remain committed to accelerating our organic growth rate and expanding our non-GAAP operating margins over the longer-term.”

The Q3 guidance assumes a non-GAAP tax rate of 25% and a GAAP tax rate of 8%. The Q3 non-GAAP guidance excludes approximately $12 million of stock-based compensation expense, $9 million of acquisition-related intangible asset amortization expense, $3 million of restructuring related expense and the related income tax effects.

The FY’09 guidance assumes a non-GAAP tax rate of 25% and a GAAP tax rate of -21%. The FY’09 non-GAAP guidance excludes approximately $43 million of stock-based compensation expense, $35 million of acquisition-related intangible asset amortization expense, $13 million of restructuring related expense and the related income tax effects.

Q2 Earnings Conference Call and Webcast

Supplemental financial and operating metric information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release. The prepared remarks will not be read live; the call will be primarily Q&A.

When:	Wednesday, April 29, 2009 at 8:30 a.m. Eastern Time

Dial-in:	1-888-566-8560 or 1-517-623-4768
Call Leader: Richard Harrison with Passcode: PTC

Webcast:	http://www.ptc.com/for/investors.htm

Replay:	The audio replay of this event will be archived for public replay until 4:00 p.m. on May 4, 2009 at 1-888-568-0858 or 1-402-998-0243. To access the replay via webcast, please visit
http://www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References

PTC provides non-GAAP supplemental information to its financial results. Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, restructuring charges, and the related tax effects of the preceding items and any one-time tax items, such as valuation allowance reversals. PTC provides this non-GAAP information to facilitate period-to-period comparisons of its operational performance by adjusting for certain non-cash and certain episodic expenses. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to peer companies. PTC management also uses this and other non-GAAP financial information to evaluate, manage and plan our business because the information provides additional insight into ongoing financial performance. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

About PTC (www.ptc.com)

PTC (Nasdaq: PMTC) provides discrete manufacturers with PLM software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s CAD, and content and process management solutions, organizations in the Industrial, High-Tech, Aerospace and Defense, Automotive, Consumer and Medical industries are able to support key business objectives and create innovative products that meet both customer needs and comply with industry regulations.

Statements in this news release that are not historic facts, including statements about our fiscal 2009 expectations, financial targets, anticipated tax rates and cash flows, the expected impact of our planned strategic investments on our future success, the expected effect of our operating expense reduction efforts on future results, and our ability to successfully generate cash at the level we expect, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our customers may further reduce, defer or forego investment in our solutions in the current economic climate, the possibility that our customers may not renew maintenance at historic rates in the current economic environment, the possibility that our strategic investments may not have the effects we expect, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business or to defer or forego repurchases of our stock or repayment of our outstanding debt, the possibility that our efforts to reduce our operating expenses may not have the effects we expect and could harm our operations, and the possibility that we may be unable to draw from our revolving credit facility when or to the extent we decide to do so. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2009	2008	2009	2008

Revenue:
License	$42,070	$77,862	$92,572	$148,837
Service	183,222	179,931	373,111	350,198
Total revenue	225,292	257,793	465,683	499,035

Costs and expenses:
Cost of license revenue(1)	6,976	6,778	14,560	11,583
Cost of service revenue(1)	72,302	73,875	148,043	144,855
Sales and marketing(1)	71,387	73,359	151,249	144,387
Research and development(1)	44,752	45,734	93,113	87,282
General and administrative(1)	17,693	20,808	39,130	44,359
Amortization of acquired intangible assets	3,815	4,315	7,683	7,208
In-process research and development	--	--	--	1,887
Restructuring charges, net	9,788	1,892	9,788	11,577
Total costs and expenses	226,713	226,761	463,566	453,138

Operating income (loss)	(1,421)	31,032	2,117	45,897
Other income (expense), net	(250)	(355)	(1,321)	1,251
Income (loss) before income taxes	(1,671)	30,677	796	47,148
Provision for (benefit from) income taxes	(8,846)	11,829	(11,038)	18,420
Net income	$7,175	$18,848	$11,834	$28,728
Earnings per share:
Basic	$0.06	$0.17	$0.10	$0.25
Weighted average shares outstanding	114,793	113,811	114,672	113,746
Diluted	$0.06	$0.16	$0.10	$0.24
Weighted average shares outstanding	115,656	117,247	116,503	117,667

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2009	2008	2009	2008

Cost of license revenue	$3	$14	$17	$14
Cost of service revenue	1,291	2,222	3,546	4,569
Sales and marketing	2,193	2,936	5,101	5,803
Research and development	1,566	2,337	3,824	4,607
General and administrative	1,677	3,420	4,773	6,539
Total stock-based compensation	$6,730	$10,929	$17,261	$21,532

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2009	2008	2009	2008
GAAP revenue	$225,292	$257,793	$465,683	$499,035
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	1,705	--	2,942
Non-GAAP revenue	$225,292	$259,498	$465,683	$501,977

GAAP operating income (loss)	$(1,421)	$31,032	$2,117	$45,897
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	1,705	--	2,942
Stock-based compensation	6,730	10,929	17,261	21,532
Amortization of acquired intangible assets included in cost of license revenue	4,703	4,607	9,371	7,561
Amortization of acquired intangible assets included in cost of service revenue	--	17	8	34
Amortization of acquired intangible assets	3,815	4,315	7,683	7,208
In-process research and development	--	--	--	1,887
Restructuring charges, net	9,788	1,892	9,788	11,577
Non-GAAP operating income	$23,615	$54,497	$46,228	$98,638

GAAP net income	$7,175	$18,848	$11,834	$28,728
Fair value adjustment of acquired CoCreate deferred maintenance revenue	--	1,705	--	2,942
Stock-based compensation	6,730	10,929	17,261	21,532
Amortization of acquired intangible assets included in cost of license revenue	4,703	4,607	9,371	7,561
Amortization of acquired intangible assets included in cost of service revenue	--	17	8	34
Amortization of acquired intangible assets	3,815	4,315	7,683	7,208
In-process research and development	--	--	--	1,887
Restructuring charges, net	9,788	1,892	9,788	11,577
Income tax adjustments (1)	(14,717)	(6,571)	(20,919)	(14,647)
Non-GAAP net income	$17,494	$35,742	$35,026	$66,822

GAAP diluted earnings per share	$0.06	$0.16	$0.10	$0.24
Stock-based compensation	0.06	0.09	0.15	0.18
All other items identified above	0.03	0.05	0.05	0.15
Non-GAAP diluted earnings per share	$0.15	$0.30	$0.30	$0.57

Weighted average shares outstanding - diluted	115,656	117,247	116,503	117,667

(1)

Reflects the tax effect of non-GAAP adjustments above, as well as the effect of a $7.6 million one-time tax benefit recorded in the three and six months ended April 4, 2009 due to the recognition of deferred tax assets in a foreign jurisdiction.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 4,	September 30,
	2009	2008

ASSETS

Cash and cash equivalents	$267,718	$256,941
Accounts receivable, net	131,886	201,509
Property and equipment, net	57,853	55,253
Goodwill and acquired intangibles, net	565,754	587,537
Other assets	243,651	248,333

Total assets	$1,266,862	$1,349,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$267,032	$258,295
Borrowings under revolving credit facility	53,348	88,505
Other liabilities	236,964	300,248
Stockholders' equity	709,518	702,525

Total liabilities and stockholders' equity	$1,266,862	$1,349,573

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$7,175	$18,848	$11,834	$28,728
Stock-based compensation	6,730	10,929	17,261	21,532
Amortization of acquired intangible assets	8,518	9,001	17,062	14,865
Depreciation and other amortization	6,644	5,912	12,895	11,983
Accounts receivable	53,576	31,451	77,015	69,551
Accounts payable and accruals (1)	(4,916)	(77)	(30,949)	(30,196)
Deferred revenue	15,589	38,133	6,859	21,716
In-process research and development	--	--	--	1,887
Other	(19,090)	(6,948)	(23,327)	(12,262)
Net cash provided by operating activities	74,226	107,249	88,650	127,804

Capital expenditures	(7,094)	(5,877)	(15,266)	(10,707)
Acquisitions of businesses, net of cash acquired (2)	(113)	693	(8,475)	(261,592)
(Payments on) proceeds from debt, net	(18,686)	(52,358)	(31,951)	152,642
Repurchases of common stock	--	(22,009)	(9,581)	(22,009)
Other investing and financing activities	(1,919)	(296)	(2,410)	(7,242)
Foreign exchange impact on cash	(5,629)	16,756	(10,190)	16,779

Net change in cash and cash equivalents	40,785	44,158	10,777	(4,325)
Cash and cash equivalents, beginning of period	226,933	214,788	256,941	263,271
Cash and cash equivalents, end of period	$267,718	$258,946	$267,718	$258,946

(1)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(2)	Acquisitions of businesses:
a.	The first quarter of 2009 includes $7 million for our acquisition of Synapsis and $1 million for a contingent purchase price earned during the quarter related to a prior acquisition.
b.	The first quarter of 2008 includes $248 million for our acquisition of CoCreate and $14 million for two other acquisitions, net of cash acquired.